EXHIBIT 14(a)(2)(23)


                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-306-04) pertaining to the Non-Statutory Stock Option Plan for the Directors and the Stock Incentive Plan of The Franklin Holding Corporation of our report dated February 16, 2001, with respect to the financial statements of Franklin Capital Corporation (formerly The Franklin Holding Corporation) included in the Annual Report (10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                                     ERNST & YOUNG LLP


New York, New York
March 27, 2001